UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2013

Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20333 South Normandie Avenue, Torrance, California
(Address of Principal Executive Offices)

90502
(Zip Code)

310-787-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Pursuant to a Separation Agreement (the “Separation Agreement”), dated as of December 12, 2013, between Farmer Bros. Co., a Delaware corporation (the “Company”), and Hortensia R. Gómez, the Company’s Vice President and Controller, Ms. Gómez’ employment and service in all offices and other capacities held with the Company and its subsidiaries shall terminate as of January 24, 2014. Ms. Gómez has agreed to provide transition support to the Company through that date. In connection with the separation, Ms. Gómez will be paid certain severance payments in the aggregate amount of $150,000 and will receive certain other separation benefits. The Separation Agreement, setting forth the terms of the severance, is attached hereto as Exhibit 10.1 and incorporated herein by reference.

(e)    On December 12, 2013, the Compensation Committee of the Board of Directors of the Company approved and adopted the following forms of equity award agreements for use in connection with the Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan (the “Amended Equity Plan”) (which was previously filed as Exhibit 10.2 to the Form 8-K filed by the Company with the Securities and Exchange Commission on December 11, 2013):

•
Form of Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan Stock Option Grant Notice and Stock Option Agreement, the form of which is attached hereto as Exhibit 10.2 and incorporated herein by reference; and

•
Form of Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan Restricted Stock Award Grant Notice and Restricted Stock Award Agreement, the form of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

The names of individual participants, the number of options or shares of restricted stock granted to any individual, the date of grant and the vesting requirements, if any, for each individual grant will be determined at the time of each grant in accordance with the terms of the Amended Equity Plan.

On December 12, 2013, the Compensation Committee, in accordance with the provisions of the Amended Equity Plan, approved grants of non-qualified stock options to certain of the Company's employees, including the following grants to the Company's Named Executive Officers:

Name	Title	Shares of Common Stock Issuable Upon Exercise of Options
Michael H. Keown	President & Chief Executive Officer	45,470
Mark J. Nelson	Treasurer & Chief Financial Officer	18,797
Mark A. Harding	Senior Vice President of Operations	7,519
Thomas W. Mortensen	Senior Vice President of Route Sales	7,989

The stock options have an exercise price equal to $21.33 per share, which was the closing price of the Company's common stock as reported on the NASDAQ Global Market on December 12, 2013, the date of grant. The stock options have a seven year term expiring on December 12, 2020. One-third of the total number of shares subject to each stock option will vest on the first anniversary of the grant date based on the Company’s achievement of a modified net income target for the first fiscal year of the performance period as approved by the Compensation Committee, and the remaining two-thirds of the total number of shares subject to each stock option will vest on the third anniversary of the grant date based on the Company’s achievement of a cumulative modified net income target for all three years during the performance period as approved by the Compensation Committee, in each case, subject to the participant’s employment by the Company or service on the Board of Directors of the Company on the applicable vesting date. The stock options were granted under the Amended Equity Plan pursuant to the Company's form of Stock Option Grant Notice and Stock Option Agreement described above.

Item 8.01 Other Events.

On December 12, 2013, the Board of Directors omitted the payment of a quarterly dividend in the upcoming third quarter of fiscal 2014.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Separation Agreement, dated as of December 12, 2013, by and between Farmer Bros. Co. and Hortensia R. Gómez
10.2	Form of Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan Stock Option Grant Notice and Stock Option Agreement
10.3	Form of Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan Restricted Stock Award Grant Notice and Restricted Stock Award Agreement

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 18, 2013

FARMER BROS. CO.

By:	/s/ Mark J. Nelson
Name: Mark J. Nelson
Title: Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement, dated as of December 12, 2013, by and between Farmer Bros. Co. and Hortensia R. Gómez
10.2	Form of Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan Stock Option Grant Notice and Stock Option Agreement
10.3	Form of Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan Restricted Stock Award Grant Notice and Restricted Stock Award Agreement